Exhibit 3.1.5

THE MACERICH COMPANY

ARTICLES OF
AMENDMENT

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:                                The title of the document being corrected is Articles of Amendment (the “Articles”).

SECOND:                 The sole party to the Articles is The Macerich Company, a Maryland corporation (the “Company”).

THIRD:                            The Articles were filed with the State Department of Assessments and Taxation of Maryland (“SDAT”) on May 29, 2008.

FOURTH:                Article FIRST of the Articles, which is to be corrected and as previously filed with SDAT, is set forth below:

“FIRST:                          The charter of the Corporation is hereby amended by deleting Article SIXTH, subsection (b) in its entirety and inserting the following in lieu thereof:

“Except as may otherwise be provided in the terms of any class or series of stock other than Common Stock, (a) at the annual meeting of stockholders of the Corporation held in 2009, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2009 shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, (b) at the annual meeting of stockholders of the Corporation held in 2010, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2010 shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies and (c) beginning with the annual meeting of stockholders in 2011, all directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.”

FIFTH:                              The provision of the Articles as corrected hereby is set forth below:

“FIRST:                           The charter of the Corporation is hereby amended by deleting Article SIXTH, subsection (b) in its entirety and inserting the following in lieu thereof:

“Except as may otherwise be provided in the terms of any class or series of stock other than Common Stock, (a) at the annual meeting of stockholders of the Corporation held in 2009, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2009 shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, (b) at the annual meeting of stockholders of the Corporation held in 2010, each of the successors to the class of directors whose terms expire at the annual meeting of stockholders in 2010 shall be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies and (c) beginning with the annual meeting of stockholders in 2011, all directors shall be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.  The directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock, shall be elected by a majority vote of all votes cast at the meeting of stockholders at which they are to be elected.”

SIXTH:   The undersigned Senior Executive Vice President, Chief Legal Officer and Secretary of the Corporation acknowledges this Certificate of Correction to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Senior Executive Vice President, Chief Legal Officer and Secretary acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-signature page follows-

IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed in its name and on its behalf by its Senior Executive Vice President, Chief Legal Officer and Secretary and attested to by its Senior Vice President and Assistant Secretary on this 9th day of February, 2009.

ATTEST:	THE MACERICH COMPANY

/s/ Madonna Shannon	By:	/s/ Richard A. Bayer
Madonna Shannon		Richard A. Bayer
Senior Vice President and		Senior Executive Vice President, Chief
Assistant Secretary		Legal Officer and Secretary